UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 1, 2006
                Date of Report (Date of earliest event reported)

                       First American Capital Corporation
             (Exact Name of Registrant as specified in its charter)




            Kansas                         0-25679               48-1187574
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)



                         1303 S.W. First American Place
                              Topeka, Kansas 66044
                    (Address of Principal Executive Offices)



                                 (785) 267-7077

              (Registrant's Telephone Number, Including Area Code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange  Act (17 CFR  240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant

On November 1, 2006, First American Capital Corporation's (the "Company") independent accountant, BKD, LLP, ("BKD") notified the Company that it was resigning as the Company's independent certified public accounting firm. BKD stated that its resignation was not a result of any disagreements with either the management or audit committee of the Company. BKD's accountant's reports for the Company's financial statements for the Company's two most recent fiscal years, or any later interim period, did not contain adverse opinions or disclaimers of opinion, nor were any reports modified as to uncertainty, audit scope or accounting principles. BKD's resignation was of its own volition and a change of accountants was not recommended or approved by the board of directors or an audit or similar committee of the board of directors.

At no time during the past two years did the Company have any disagreements with BKD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BKD's satisfaction, would have caused BKD to make reference to the subject matter of the disagreement in connection with its accountant's report.

In connection with its review of the financial statements filed with the Company's 10-QSB/A for the first and second quarter of 2006, BKD advised management that it had noted certain matters that it considered to be "material weaknesses," which is a significant deficiency, or a combination of significant deficiencies, in the Company's internal financial procedures or controls, that results in more than a remote likelihood that a material misstatement of the Company's financial statements will not be prevented or detected. The auditors noted that due to the resignation of the Chief Financial Officer of the Company effective March 31, 2006, the Company did not then have adequate review procedures in place to ensure the development of timely, complete and accurate financial statements and related footnotes.

Since March 31, 2006, the Company has taken significant steps to remediate this material weakness, including enhancing the knowledge and skills of the existing staff, hiring outside consultants and independent contractors to assist the staff in handling financial statement matters, and engaging as a full-time consultant an individual who had previously served as the Company's controller and who during that tenure was primarily responsible for preparing both the Company's statutory and GAAP financial statements. Although the Company has been unable to hire a qualified Chief Financial Officer due to the uncertainty of its financial position prior to the announcement of the transaction with Brooke Corporation ("Brooke") described in the Form 10-QSB/A for the first and second quarter of 2006, management believes that the material weakness that existed with respect to the preparation of the Company's financial statements for the quarter ended March 31, 2006, remained at June 30, 2006, but were substantially remediated prior to the preparation of the financial statements for the quarter ended June 30, 2006.

With these remediation steps remaining in place and the addition of the functional financial support to be provided by Brooke pursuant to the Services Agreement described in the Form 10-QSB/A for the first and second quarter of 2006, management believes that these material weakness will continue to be remediated and that the Company's internal control over financial reporting is effective at a reasonable assurance level and has been for a period of time prior hereto.

On November 6, 2006, the Company engaged Summers, Spencer & Callison, CPAs ("SSC"), of Topeka, Kansas, to be the Company's new independent certified public accounting firm. SSC was selected by the Company due to, among other factors, its proximity to the Company's location in Topeka, Kansas, and the familiarity of SSC with the industry within which the Company operates.

Pursuant to Regulation S-B, Item 304(a)(3), BKD's letter in response to the statements made by the Company in this report is attached to this filing and is marked as Exhibit 16.1.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               First American Capital Corporation
Date: November 6, 2006

                               By:  /s/ Harland Priddle
                                    -------------------------------------------
                                    Name: Harland Priddle
                                    Title: Chairman of the Board of Directors